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EXHIBIT 23.1

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 on Form S-3 (File No. 333-108418) of 3D Systems Corporation of our report dated June 20, 2003 (March 11, 2004, as to pro forma amounts after giving effect to changes in accounting principles), which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty, appearing in the Prospectus, which is part of this Amendment No. 3 to Registration Statement on Form S-1 on Form S-3, and of our report dated June 20, 2003 (March 11, 2004, as to pro forma amounts after giving effect to changes in accounting principles) relating to the financial statement schedule appearing in the Prospectus, which is part of this Amendment No. 3 to Registration Statement on Form S-1. We also consent to the references to us under the headings "Selected Consolidated Financial Data", "Experts" and "Change in Accountants in 2003" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Los Angeles, California
November 2, 2004

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  EXHIBIT 23.1